Exhibit 99

Colgate Announces 1st Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--May 1, 2020--Colgate-Palmolive Company (NYSE:CL)

  Net sales increased 5.5%, Organic sales* increased 7.5%
  GAAP EPS grew 28% to $0.83, Base Business EPS* grew 12% to $0.75
  GAAP Gross profit margin was 60.2%, Base Business Gross profit margin* was 60.3%
  Net cash provided by operations was $768 million
  The Company is withdrawing its 2020 financial guidance due to the uncertainty surrounding the business impacts from COVID-19 and related macroeconomic volatility
  Colgate’s leadership in toothpaste continued with its global market share at 40.5% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 32.1% year to date

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2020	2019	Change
Net Sales	$4,097	$3,884	+5.5%
EPS (diluted)	$0.83	$0.65	+28%

First Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2020	2019	Change
Organic Sales Growth			+7.5%
Base Business EPS (diluted)	$0.75	$0.67	+12%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures. The term Base Business as used in this release is the same as what we have traditionally referred to as non-GAAP in prior press releases.

Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2020. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “The worldwide COVID-19 pandemic has required all of us to rethink how we interact in the world, how we work and how we live. Our responsibility to our employees, our customers, our consumers, our communities and our shareholders has never been greater. We take these responsibilities very seriously and our teams around the world are rising strongly to the challenges before us.

“First and foremost, we are working to ensure all of our facilities are following the necessary protocols to maintain the health and safety of Colgate people. Colgate people everywhere are leveraging our available technologies to maximize our connectivity and productivity and are working hard to meet increased demand, particularly for health and hygiene products. The strong first quarter results reflect the dedication, creativity and courage of our teams on the ground and just how agile we have become.

“We are proud to be supporting the World Health Organization’s #SafeHands effort to help stop the spread of the COVID-19 virus with our commitment to produce and donate 25 million soap bars in the regions facing acute needs. Separately, we are donating $20 million worth of health and hygiene products to community-based organizations in the U.S. and abroad.

“Looking ahead, we expect a mid-single digit negative impact on net sales for the year from foreign exchange, based on current spot rates. Furthermore, we expect some of the additional volume from the first quarter to come out of future quarters, as consumers work through pantry inventory in certain categories. We also expect government actions and consumer behavior related to COVID-19 and economic uncertainty to reduce category growth in many markets. It is the uncertainty related to these factors that has led us to temporarily suspend our financial guidance for 2020. As we proceed through this pandemic we plan to reinstate our guidance when we have the visibility to forecast our results with more confidence.”

Mr. Wallace concluded, “Colgate has a long history of managing through difficult times. I am confident that our financial strength, prudent operating discipline and the resilience of Colgate people everywhere will help us to emerge from this crisis even stronger.”

Divisional Performance

The following are comments about divisional performance for first quarter 2020 versus the year ago period. See attached "Table 5 - Geographic Sales Analysis Percentage Changes" and "Table 4 - Segment Information" for additional information on divisional net sales and operating profit.

First Quarter Sales Growth By Division (% change 1Q 2020 vs 1Q 2019)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+9.0%	+8.0%	+9.5%	+8.0%	—%	-0.5%
Latin America	—%	+10.5%	+4.0%	+4.0%	+6.5%	-10.5%
Europe	+12.0%	+6.5%	+16.5%	+8.0%	-1.5%	-3.0%
Asia Pacific	-9.5%	-7.5%	-8.5%	-8.5%	+1.0%	-2.0%
Africa/Eurasia	+5.0%	+8.0%	+10.0%	+8.5%	-0.5%	-4.5%
Hill's	+20.0%	+21.0%	+17.0%	+17.0%	+4.0%	-1.0%

Total Company	+5.5%	+7.5%	+7.0%	+5.5%	+2.0%	-3.5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 1.5% for Total Company and 8.5%, 1.5% and 1.5% for Europe, Africa/Eurasia and North America, respectively.

First Quarter Operating Profit By Division ($ in millions)
	2020	% Change vs 1Q 2019	% to Net Sales	Change in basis points vs 1Q 2019 % to Net Sales
North America	$258	4%	27.8%	-140
Latin America	$248	7%	27.9%	+180
Europe	$154	2%	22.8%	-230
Asia Pacific	$161	-15%	25.4%	-160
Africa/Eurasia	$56	22%	22.2%	+300
Hill's	$203	24%	28.2%	+90

Total Company, As Reported	$952	8.3%	23.2%	+60
Total Company, Base Business*	$958	5.5%	23.4%	—

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (23% of Company Sales)

  Organic sales growth was led by the United States.
  In the United States, Colgate's share of the toothpaste market is 35.1% year to date and its share of the manual toothbrush market is 41.5% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment, higher raw and packaging material costs, unfavorable mix and higher overhead expenses, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Latin America (22% of Company Sales)

  Organic sales growth was led by Argentina, Brazil and Mexico.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing and cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Europe (16% of Company Sales)

  Organic sales growth was led by the United Kingdom and Germany.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher overhead expenses, incremental amortization expense related to the Filorga acquisition, higher raw and packaging material costs, which included foreign exchange transaction costs, increased advertising investment and lower pricing, partially offset by favorable mix and cost savings from the Company’s funding-the-growth initiatives.

Asia Pacific (15% of Company Sales)

  Organic sales declines in the Greater China region and India were partially offset by organic sales growth in Australia.
  The decrease in Operating profit as a percentage of Net sales was primarily due to higher raw and packaging material costs, which included foreign exchange transaction costs, higher overhead expenses and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkey and Russia.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, lower overhead expenses and lower raw and packaging material costs, partially offset by increased advertising investment.

Hill's Pet Nutrition (18% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The increase in Operating profit as a percentage of Net sales was primarily due to lower overhead expenses, cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by increased advertising investment and higher raw and packaging material costs.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive is a leading global consumer products company with 34,000 people dedicated to improving the health and wellness of people and their pets. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition and reaching more than 200 countries and territories, Colgate teams are developing, producing, distributing and selling health and hygiene products and pet nutrition offerings essential to society through brands such as Colgate, Palmolive, elmex, meridol, Tom’s of Maine, hello, Sorriso, Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Filorga, eltaMD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company also is recognized for its leadership and innovation in promoting environmental sustainability and community wellbeing, including its achievements in saving water, reducing waste, promoting recyclability and improving the oral health of children through its Bright Smiles, Bright Futures program, which has reached more than one billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit http://www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce or certain discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges resulting from the Global Growth and Efficiency Program, acquisition-related costs and a benefit related to a recent reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure being implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Table 5 - Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2020 vs. 2019 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Table 6 - Non-GAAP Reconciliations” for the three months ended March 31, 2020 and 2019 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Table 3 - Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2020 and 2019 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$4,097	$3,884

Cost of sales	1,632	1,597

Gross profit	2,465	2,287

Gross profit margin	60.2%	58.9%

Selling, general and administrative expenses	1,473	1,365

Other (income) expense, net	40	43

Operating profit	952	879

Operating profit margin	23.2%	22.6%

Non-service related postretirement costs	21	25

Interest (income) expense, net	36	40

Income before income taxes	895	814

Provision for income taxes	147	214

Effective tax rate	16.4%	26.3%

Net income including noncontrolling interests	748	600

Less: Net income attributable to noncontrolling interests	33	40

Net income attributable to Colgate-Palmolive Company	$715	$560

Earnings per common share
Basic	$0.83	$0.65
Diluted	$0.83	$0.65

Supplemental Income Statement Information
Average common shares outstanding
Basic	856.9	862.0
Diluted	858.4	863.2

Advertising	$484	$429

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2020, December 31, 2019 and March 31, 2019

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2020	2019	2019
Cash and cash equivalents	$854	$883	$843
Receivables, net	1,551	1,440	1,547
Inventories	1,301	1,400	1,278
Other current assets	542	456	465
Property, plant and equipment, net	3,487	3,750	3,821
Goodwill	3,559	3,508	2,517
Other intangible assets, net	2,822	2,667	1,612
Other assets	954	930	800
Total assets	$15,070	$15,034	$12,883

Total debt	$7,846	$7,847	$6,661
Other current liabilities	3,933	3,524	3,859
Other non-current liabilities	2,950	3,105	2,573
Total liabilities	14,729	14,476	13,093
Total Colgate-Palmolive Company shareholders’ equity	(113)	117	(552)
Noncontrolling interests	454	441	342
Total liabilities and equity	$15,070	$15,034	$12,883

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,949	$6,941	$5,781
Working capital % of sales	(3.6)%	(1.6)%	(3.9)%

Note:

(1) Marketable securities of $43, $23 and $37 as of March 31, 2020, December 31, 2019 and March 31, 2019, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2020 and 2019

(Dollars in Millions) (Unaudited)

	2020	2019
Operating Activities
Net income including noncontrolling interests	$748	$600
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	133	128
Restructuring and termination benefits, net of cash	(30)	5
Stock-based compensation expense	16	17
Deferred income taxes	(99)	53
Voluntary benefit plan contributions	—	(102)
Cash effects of changes in:
Receivables	(211)	(145)
Inventories	29	(32)
Accounts payable and other accruals	220	44
Other non-current assets and liabilities	(38)	37
Net cash provided by operations	768	605

Investing Activities
Capital expenditures	(82)	(71)
Purchases of marketable securities and investments	(42)	(27)
Proceeds from sale of marketable securities and investments	16	—
Payment for acquisitions, net of cash acquired	(351)	—
Net cash used in investing activities	(459)	(98)

Financing Activities
Principal payments on debt	(1,200)	(1,774)
Proceeds from issuance of debt	1,188	2,076
Dividends paid	(373)	(366)
Purchases of treasury shares	(220)	(399)
Proceeds from exercise of stock options	297	71
Net cash provided by (used in) financing activities	(308)	(392)

Effect of exchange rate changes on Cash and cash equivalents	(30)	2
Net increase (decrease) in Cash and cash equivalents	(29)	117
Cash and cash equivalents at beginning of the period	883	726
Cash and cash equivalents at end of the period	$854	$843

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$768	$605
Less: Capital expenditures	(82)	(71)
Free cash flow before dividends	$686	$534

Income taxes paid	$128	$149

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2020 and 2019

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2020	2019
Net Sales
Oral, Personal and Home Care

North America	$929	$853
Latin America	889	889
Europe	675	602
Asia Pacific	633	700
Africa/Eurasia	252	240

Total Oral, Personal and Home Care	3,378	3,284

Pet Nutrition	719	600

Total Net Sales	$4,097	$3,884

	Three Months Ended March 31,
	2020	2019
Operating Profit
Oral, Personal and Home Care

North America	$258	$249
Latin America	248	232
Europe	154	151
Asia Pacific	161	189
Africa/Eurasia	56	46

Total Oral, Personal and Home Care	877	867

Pet Nutrition	203	164
Corporate(1)	(128)	(152)

Total Operating Profit	$952	$879

Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, and gains and losses on sales of non-core product lines and assets. Corporate Operating profit (loss) for the three months ended March 31, 2020 included a charge for acquisition-related costs of $6. Corporate Operating profit (loss) for the three months ended March 31, 2019, included charges of $28 resulting from the Global Growth and Efficiency Program, which ended on December 31, 2019.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2020 vs. 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company(1)	5.5%	7.5%	7.0%	5.5%	7.0%	2.0%	(3.5)%

Europe(1)	12.0%	6.5%	16.5%	8.0%	16.5%	(1.5)%	(3.0)%

Latin America	—%	10.5%	4.0%	4.0%	4.0%	6.5%	(10.5)%

Asia Pacific	(9.5)%	(7.5)%	(8.5)%	(8.5)%	(8.5)%	1.0%	(2.0)%

Africa/Eurasia(1)	5.0%	8.0%	10.0%	8.5%	10.0%	(0.5)%	(4.5)%

Total International	0.5%	4.0%	4.0%	2.0%	4.0%	2.0%	(5.5)%

North America(1)	9.0%	8.0%	9.5%	8.0%	9.5%	—%	(0.5)%

Total CP Products(1)	3.0%	5.0%	5.5%	3.5%	5.5%	1.5%	(4.0)%

Hill’s	20.0%	21.0%	17.0%	17.0%	17.0%	4.0%	(1.0)%

Emerging Markets(2)	(3.0)%	3.0%	—%	(0.5)%	—%	3.5%	(6.5)%

Developed Markets(2)	13.5%	11.5%	14.0%	11.0%	14.0%	0.5%	(1.0)%

Notes:

(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 1.5% for Total Company and 2.0%, 8.5%, 1.5% and 1.5% for Total CP Products, Europe, Africa/Eurasia and North America, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 0.5% for Emerging Markets and 3.0% for Developed Markets.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$2,465	$2,287
Acquisition-related costs	4	—
Global Growth and Efficiency Program	—	11
Gross profit, non-GAAP	$2,469	$2,298

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	60.2%	58.9%	130
Acquisition-related costs	0.1%	—%
Global Growth and Efficiency Program	—%	0.3%
Gross profit margin, non-GAAP	60.3%	59.2%	110

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$1,473	$1,365
Global Growth and Efficiency Program	—	(4)
Selling, general and administrative expenses, non-GAAP	$1,473	$1,361

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.0%	35.1%	90
Global Growth and Efficiency Program	—%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.0%	35.0%	100

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$40	$43
Acquisition-related costs	(2)	—
Global Growth and Efficiency Program	—	(13)
Other (income) expense, net, non-GAAP	$38	$30

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$952	$879	8%
Global Growth and Efficiency Program	—	28
Acquisition-related costs	6	—
Operating profit, non-GAAP	$958	$907	6%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	23.2%	22.6%	60
Global Growth and Efficiency Program	—%	0.8%
Acquisition-related costs	0.2%	—%
Operating profit margin, non-GAAP	23.4%	23.4%	—

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$21	$25
Global Growth and Efficiency Program	—	(1)
Non-service related postretirement costs, non-GAAP	$21	$24

Table 6
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$895	$147	$748	$715	16.4%	$0.83
Subsidiary and operating structure initiatives	—	71	(71)	(71)	7.9%	(0.08)
Acquisition-related costs	6	2	4	4	0.1%	—
Non-GAAP	$901	$220	$681	$648	24.4%	$0.75

	2019
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$814	$214	$600	$560	26.3%	$0.65
Global Growth and Efficiency Program	29	7	22	22	(0.1)%	0.02
Non-GAAP	$843	$221	$622	$582	26.2%	$0.67

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653

Hope Spiller 212-310-2291